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                                                                  EXHIBIT 10(b)

         EXPANDABLE WRAPAROUND MORTGAGE AND SECURITY AGREEMENT (this "Mortgage') dated as of October 31, 1983, made by ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership, having an address at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401 ("Mortgagor') to THE CLARIDGE AT PARK PLACE, INC., a New Jersey corporation having an address at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey 08401 ("Mortgagee").

                              W I T N E S S E T H :

                                    PREAMBLE

         WHEREAS, Mortgagor holds a leasehold estate in the parcel or parcels of land located in the City of Atlantic City, County of Atlantic and State of New Jersey, described in Exhibit A hereto (the 'Land') pursuant to the "Ground Lease" and is the owner of the "Improvements" on the Land (as such quoted terms are hereinafter defined);

         WHEREAS, the Ground Lease, Land and Improvements are subject to the liens and security interests of those certain mortgages and the terms of those certain loan agreements more particularly described in Exhibit B hereto.(collectively, the "Superior Mortgages");

         WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of one hundred twenty-seven million dollares ($127,000,000) as evidenced by that certain wraparound mortgage note dated as of the date hereof made by Mortgagor to Mortgagee in said amount (the "Note') and that certain loan agreement dated as of the date hereof between Mortgagor, as borrower, and Mortgagee, as lender (the "Loan Agreement") the terms of which Note and Loan Agreement are incorporated herein, and made a part hereof, by reference to the same extent and effect as if fully set forth herein;

         WHEREAS, pursuant to the "Operating Lease" (as such quoted term is hereinafter defined), Mortgagor has subleased the Land and leased the Improvements to Mortgagee subject to the liens of the Superior Mortgages and Mortgagee has agreed to make certain loans (the "Operating Lease Loans") to Mortgagor to finance the purchase of "FF&E Replacements" and to provide "Facility Maintenance and Engineering Services" which Operating Lease Loans, if any are to be evidenced from time to time by "FF&E Notes" and "Maintenance Shortfall Notes" (as such quoted terms are defined in the Operating Lease); and

         WHEREAS, Mortgagor desires to secure the payment of (i) all principal, interest and other sums payable pursuant to the Note and all replacements, renewals, extensions, supplements, modifications, and consolidations thereof,
(ii) the Loan Agreement, (iii) all amounts payable to Mortgagee pursuant to this Mortgage (the Note, the Loan Agreement, this Mortgage, the FF&E Notes, the Maintenance Shortfall Notes and all additional documents given as security for any of the foregoing, being hereinafter collectively referred to as the
 ."Security Instruments", and all amounts payable by Mortgagor pursuant to the Security Instruments, subject to the $25,000,000 limitation on the FF&E Notes and Maintenance Shortfall Notes as hereinafter described, being hereinafter sometimes referred to collectively as the "Indebtedness"); and the performance and observance of, and compliance with, all of the terms, covenants, conditions and provisions of the Security Instruments which Mortgagor is obligated to perform or observe or with which Mortgagor is obligated to comply; and (iv) all amounts payable to Mortgagee under (a) any FF&E Notes executed and delivered prior to October 1, 1995 and (b) under any Maintenance Shortfall Notes, but in both cases only up to an aggregate principal amount of Twenty-Five Million Dollars ($25,000,000).

         NOW, THEREFORE, Mortgagor, in consideration of the Operat.ing Lease Loans, and for the purposes of securing payment of all principal, interest and other sums payable pursuant to the Note; payment of all of the other Indebtedness; and the performance and observance of all of the terms, covenants,
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conditions and provisions of the Security Instruments which Mortgagor is obligated to observe and perform, does hereby give, grant, bargain, sell, mortgage, alien, enfoeff, convey, grant a security interest in, warrant and confirm, to Mortgagee and its successors and assigns, all of the following property, rights and interests contained in GRANTING CLAUSES I to X inclusive (all of which are hereinafter sometimes.collectively referred to as the "Mortgaged Property"), in accordance with the terms, conditions and covenants contained herein to wit:

GRANTING CLAUSE I.

         Leasehold Estate. All of Mortgagor's leasehold estate under and right, title and interest in and to, that certain ground lease, of the Land dated as of the date hereof between Additional Mortgagor, as lessor, and Mortgagor, as lessee (said lease being hereinafter referred to as the "Ground Lease"), a short form of which is intended to be recorded in the office of the Clerk of Atlantic County, New Jersey prior to the recording of this Mortgage, together with all other, further or additional estates, rights, titles or interests which may at any time be a ' cquired by Mortgagor by the terms of the Ground Lease, by reason of the exercise of options thereunder or by reason of amendments, modifications, supplements, extensions and renewals of the Ground Lease; and together with all rights and benefits of whatsoever nature derived or to be derived by virtue of the Ground Lease, including the rights to exercise options, to give consents, to modify, amend or terminate the Ground Lease, to surrender the Ground Lease and to receive any monies payable to the lessee thereunder; together with all right, title and interest in and to the air space above the Land and development rights attributable to the Land and all rights of way or use, servitudes, licenses, easements, hereditaments and appurtenances belonging to the Land demised thereunder (all of the foregoing being hereinafter referred to as the "Leasehold Estate").

GRANTING CLAUSE II.

         Improvements. The hotel, garage and office building and all other buildings, structures and other improvements of every kind and description now or hereafter located. on the Land, and all materials now owned or hereafter acquired by Mortgagor intended for construction, reconstruction, repair, alteration, addition, or improvement of or to such buildings, structures and improvements, all of which materials shall be deemed to be improvements immediately upon delivery thereof to Mortgagor on the Land, and all fixtures and articles of 'Personal Property' (as such quoted term is hereinafter defined) of every kind and description now or hereafter located on the Land or attached to the improvements which by the nature of their attachment to the improvements become real property pursuant to applicable law, including all additions thereto, proceeds received upon voluntary or .involuntary disposition thereof, and all renewals or replacements thereof or articles in substitution therefor, it being agreed that, to the fullest extent permitted by applicable law, the Personal Property shall be deemed to be fixtures and a part of the improvements (all of the foregoing being hereininafter collectively called the "Improvements").

GRANTING CLAUSE III.

         Personal Proverty. Any and all machinery, equipment, furniture, fittings, fixtures and articles of tangible, depreciable personal property affixed or attached to, installed or placed in or upon and to be used for or usable in any present or future enjoyment, occupancy or operation of the Improvements as a hotel/casino or otherwise, whether located in or off the Improvements and any and all replacements and substitutions thereof and additons thereto, including, but not limted to, Any and all air conditioning machinery and equipment, elevators, escalators, furniture and equipment, communications equipment and systems, fire protection and sprinkler equipment and systems, surveillance equipment and systems, dishwashers, ranges, cooking apparatus, refrigerators and mechanical kitchen equipment, laundry equipment, partitions, vaults, safes, fire extinguishing equipment parts and supplies, chairs, tables, beds, bed springs, mattresses, couches, lamps, waste baskets, desks, cabinets, curtains, draperies, carpeting, chandeliers, pictures, radios, television sets, and other furniture and furnishings for the lobby, halls, lavatories and other public rooms and places and for the bedrooms, baths and other private rooms, furniture and furnishings for the offices and motor vehicles, typewriters,
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dictation equipment, maintenance and engineering tools, materials and supplies, paints, uniforms of engineering and maintenance personnel and all supplies used in connection with the maintenance and repair of the Improvements including without limitation, all those items listed in Schedule I attached hereto and made a part hereof but excluding therefrom any and all bed linen, towels, blankets, silver, silverware, china, dishes, cutlery, glassware, kitchen utensils, laundry and cleaning supplies, office supplies, tools, miscellaneous office materials and supplies, and other non-depreciable equipment or materials, all gaming equipment and related parts and supplies, and personal property owned by tenants at the Improvements or by public utilities, (all of the foregoing, together with the Operating Lease, Agreements, Permits and Miscellaneous Property, being hereinafter collectively called "Personal Property").

GRANTING CLAUSE IV.

         Agreements. All of Mortgagor's right, title and interest in the agreements and other instruments described in Schedule C hereto and all other rights of way or use, servitudes, licenses, easements, hereditaments and appurtenances now or hereafter belonging or pertaining to the Land or Improvements or the development, construction, reconstruction, use, management or operation of the Land or Improvements (all of the foregoing being hereinafter collectively called the "Agreements").

GRANTING CLAUSE V.

         Operating Lease. All of Mortgagor's right, title and interest in, to and under that certain operating lease of the Land and Improvements (the "Operating Lease"), dated as of the date hereof, made by Mortgagor to Mortgagee, a short form of which is intended to be recorded in the office of the Clerk of Atlantic County, New Jersey immediately after the recording of this Mortgage together with all renewals and extensions thereof and subleases thereunder and tenancies following attornment, and.together with all guaranties of the obligations of Mortgagee thereunder.

GRANTING CLAUSE VI.

         Permits. All licenses, authorizations, certificates, variances, approvals and other permits necessary or appropriate to permit the construction, reconstruction, repair or alteration, addition, improvement, use, operation and management of the Property (all of the foregoing being hereinafter collectively called the "Permits").

GRANTING CLAUSE VII.

         Miscellaneous Property. All of Mortgagor's permits, trademarks, names, logos and copyrights now or hereafter owned by Mortgagor relating to the Property (all of the foregoing being hereinafter collectively called the "Miscellaneous Property").

GRANTING CLAUSE VIII.

         Rents, Issues and Profits. All rents, royalties, issues, profits, revenue, income, and other benefits, now or hereafter, including during any period of redemption, accruing with respect to the Property; all rents and other sums now or hereafter, including during any period of redemption, payable to Mortgagor pursuant to the Operating Lease and Agreements; all other sums now or hereafter, including during any period of redemption, payable to Mortgagor with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights, and remedies now or hereafter, including during any period of redemption, belonging or accruing to Mortgagor with respect to Property, including fixed, additional, and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility, and service charges and contributions, proceeds of sale of electricity, gas, heating and air-conditioning, and other utilities and services, deficiency rents (all of which rents and other sums described in this Granting Clause VIII are hereinafter sometimes collectively referred to as "Rents'), and liquidated
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damages following default or cancellation; it being understood that the assignment of Rents pursuant to this GRANTING CLAUSE VIII shall be effective immediately upon the execution of this Mortgage and is not conditioned upon the occurrence of any default hereunder or any other contingency or event, it being further agreed, however, that there is reserved to Mortgagor, so long as Mortgagor is not in default under any of the Security Instruments, the license to receive and retain all such Rents assigned to Mortgagee pursuant to this GRANTING CLAUSE VIII and Mortgagor, notwithstanding such assignment, may exercise or enforce any such claims, rights, powers, privileges and remedies until a default under any of the Security Instruments, whereupon the same may be thereafter exercised by Mortgagee as hereinafter provided.

GRANTING CLAUSE IX.

         Proceeds and Awards. All proceeds of any sale, transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary of any of the Mortgaged Property, including all insurance proceeds resulting from damage to or destruction of the Property and all "Awards" resulting from any "Taking" with respect to the Property (as such quoted terms are hereinafter defined), all of which Mortgagor hereby irrevocably directs be paid to Mortgagee to be held, applied and paid as provided herein.

GRANTING CLAUSE X.

         Further Property. All right, title and interest of Mortgagor in and to all property and rights, if any, which are, by the express provisions of the Security Instruments required to be subjected to the lien hereof; and all right, title and interest of Mortgagor in and to any additional property and rights that may from time to time hereafter by installation, or by writing of any kind, be subjected to the lien hereof by Mortgagor or by anyone on its behalf.

         TO HAVE AND TO HOLD said Mortgaged Property, together with all rights and claims of Mortgagor therein and all rights and appurtenances appertaining thereto, to Mortgagee and its successors and assigns forever, subject to the items and matters described in Schedule D hereto (the "Permitted Exceptions") and the Ground Lease;

         PROVIDED ALWAYS, and these presents are upon the express condition that, if Mortgagor, or its successors or assigns, shall well and truly pay or cause the Indebtedness to be paid unto Mortgagee, its successors or assigns, and shall duly and punctually perform and observe, and comply with all of the terms, covenants, conditions and provisions of the Security Instruments which Mortgagor is obligated to perform and observe, and with which Mortgagor is obligated to comply, then this Mortgage, and the lien, rights and estate hereby granted, shall cease, determine, and Mortgagee shall furnish to Mortgagor a release of this mortgage in proper form for recording, but Mortgagee shall not be required to bear any expense or cost in connection with such satisfaction or the recording thereof.

         MORTGAGOR ADDITIONALLY COVENANTS, WARRANTS AND AGREES WITH MORTGAGEE AS FOLLOWS:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.01. Definitions. In this Mortgage, unless otherwise specified, the following terms shall have the following meanings:

         "Agreements" is defined in GRANTING CLAUSE IV.

         "Award" is defined in Section 4.02.
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         "Casino Expansion Agreement" is defined in the Loan Agreement.

         "Event of Default" is defined in Section 5.01.

         "First Mortgage" is defined in Schedule B.

         "First Mortgage Loan Agreement" is defined in Schedule B.

         "Ground Lease" is defined in GRANTING CLAUSE I.

         "Impositions" means all taxes (including sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Property or any estate, right or interest therein, (b) an ' y occupancy,, use or possession of or activity conducted on the Property, (c) any interest payable under the Note, and
         (d) this Mortgage or the other Security Instruments.

         "Improvements" is defined in GRANTING CLAUSE II.

         "Indebtedness' is defined in the PREAMBLE.

         "Insurance Premiums" is defined in Section 2.10.

         "Insurance Requirements" means all terms of any insurance policy covering or applicable to the Property, all requirements of the issuer of any such policy, and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Mortgagor orapplicable to or affecting the Property or any use or condition of the Property.

         "Land" is defined in the PREAMBLE.

         "Legal Requirements" means all laws, statutes, codes, acts, ordinances. orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, Variances, consents, approvals, directions and requirements of, and agreements with, all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Property, or to any of the adjoining vaults, sidewalks, streets or ways, or to any-use or condition of the Property.

         "Loan Agreement" is defined in the PREAMBLE.

         'Miscellaneous Property' is defined in GRANTING CLAUSE VII.

         'Mortgagee" means the Mortgagee named herein and its successors and assigns.

         "Mortgaged Property" is defined in the PREAMBLE.

         "Mortgagor" means the Mortgagor named herein and its successors and assigns, including its successors and assigns as owner of the Property.

         "Note" is defined in the PREAMBLE.

         "Operating Lease" is defined in GRANTING CLAUSE V.

         "Permits" is defined in GRANTING CLAUSE VI.

         "Permitted Exceptions" means the items and matters described in Schedule D.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or agency or instrumentality thereof.

         "Personal Property" is defined in GRANTING CLAUSE III.

         "Property" means the Leasehold Estate, Improvements and Personal Property.

         "Rents" is defined in GRANTING CLAUSE VIII.

         "Security Instruments" is defined in the PREAMBLE.

         "Superior Mortgages" is defined in the PREAMBLE.

         "Taking" means a taking or requisition of all or any part of the Property, or any interest therein or right appurtenant thereto, or a change of grade affecting the Property, as the result of the exercise of the right of condemnation or eminent domain. A conveyance in lieu of or in anticipation of the exercise of any such right of condemnation or eminent domain shall be considered a Taking. A Taking shall be deemed to have occurred by the earliest of the following: entry into possession by the Taking authority, date of Taking as determined by applicable law, entry of a final order of a court of competent jurisdiction awarding possession to the Taking authority, or delivery of a conveyance constituting a Taking.

         SECTION 1.02. Interpretation. In this Mortgage (including the PREAMBLE, GRANTING CLAUSES and HABENDUM CLAUSE.), (a) the singular includes the plural and the plural the singular; (b) words and terms which include a number of constituent parts, things or elements, including the terms Land, Improvements, Personal Property, Agreements, Operating Lease, Permits, Miscellaneous Property and Mortgaged Property, unless otherwise specified, shall be construed as referring separately to each constituent part, thing or element thereof, as well as t-oall of such constituent parts, things or elements as a whole; (c) words importing any gender include'the other genders; (d) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (e) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications, supplements, extensions replacements, consolidations and renewals thereof or changes therein entered into in accordance with their respective terms; (f) unless otherwise provided herein references to Persons include their permitted successors and assigns; (g) the words "approve" or "consent' or "agree" or derivations of said words or words of similar import, unless otherwise provided herein, mean the prior approval, consent or agreement in writing of the Person, holding the right to approve, consent or agree with respect to the matter in question, and the words "require" or "judgment" or "satisfy" or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the Person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment and satisfaction, unless otherwise provided herein, shall be in the sole, subjective discretion of the Person holding the right to approve, consent or agree or make a requirement or judgment or who must be satisfied; (h) the words "hereto" or "herein" or "hereof" or "hereunder" or words of similar import refer to this Mortgage in its entirety; (i) the words "include" or "including" or words of similar import, unless otherwise specified herein, shall be deemed to be followed by the words "without limitation"; (i) all references to Articles and Sections, unless otherwise specified, are to the Articles and Sections of this Mortgage; (k) headings of Articles and numberings and headings of Sections and paragraphs are inserted as a matter of convenience and shall not affect the construction of this Mortgage.

                                   ARTICLE II

                  CERTAIN WARRANTIES AND COVENANTS OF MORTGAGOR

         SECTION 2.01. Title, Authority and Further Assurances. Mortgagor warranty and covenants that (a-Y Mortgagor is the sole lessee under the Ground Lease and has good and marketable title to the Leasehold Estate free and clear of all liens, encumbrances, charaes, defects and other matters, except the Permitted Exceptions; (b) the Leasehold Estate is a valid and subsisting leasehold estate in the Land, for the term thereof, subject to the terms, covenants, conditions, and provisions thereof, free and clear of all liens, encumbrances, charges, defects and other matters, except the Permitted Exceptions; (c) Mortgagor has good and marketable title to the Improvements free and clear of all liens, encumbrances, charges, defects and other matters, except the Permitted Exceptions; (d) Mortgagor has good and marketable title to the Personal Property free and clear of all liens and encumbrances, except the Permitted Exceptions; (e) the Ground Lease, the Operating Lease and Agreements are in full force and effect and have not been amended, modified or assigned, except as set forth in Schedule C hereto and there are no existing defaults, or events which after notice or the passage of time or both would constitute defaults, under the Ground Lease, the Operating Lease or Agreements; (f) Mortgagor is a duly organized and validly existing limited partnership in good standing under the laws of the State of New Jersey and has the power and authority to own the Property and to transact the business in which Mortgagor is engaged or presently proposes to engage; (g) the Security Instruments constitute the legal, valid and binding obligations of Mortgagor and are enforceable against Mortgagor in accordance with their respective terms; (h) Mortgagor has, and until the Indebtedness has been fully repaid shall continue to have, full power, and lawful authority to grant, bargain, sell, convey, assign and warrant the Mortgaged Property to Mortgagee in the manner and form herein done and intended to be done and to execute, deliver and carry out the terms and provisions of the other Security Instruments; (i) mortgagor shall preserve its estate and interest in the Ground Lease, Improvements and other Mortgaged Property as aforesaid, subject only to the Permitted Exceptions and the terms, covenants, conditions and provisions hereof, and will forever warrant and defend the same unto Mortgagee against all claims whatsoever, other than claims caused directly or indirectly by the acts of Mortgagee; and (j) mortgagor, at its expense, shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered all such further acts and instruments as giving Mortgagee shall from time to time require for the better granting, bargaining, selling, mortgaging, alienating, enfoeffing, conveying and assigning warranting to Mortgagee of the property and interests hereby given granted, bargained, sold, mortgaged, alienated, enfoeffed, conveyed, assigned and warranted, or which Mortgagor may be or may hereafter become bound to give grant, bargain, sell, mortgage, alien, enfoeff, convey or assign to Mortgagee, or for carrying out the'intention or facilitating the performance of the terms, covenants, conditions and provisions of this Mortgage.

         SECTION 2.02. Recording. Mortgagor covenants to (a) execute, acknowledge, deliver and cause to be filed, registered and recorded in the manner and place or places required by any present or future law any instrument that may be required by Mortgagee, including financing statements and continuations thereof, to publish notice and protect the validity of the Leasehold Estate and to publish notice, and protect the lien, of this Mortgage upon, and the interest of Mortgagee in, the Mortgaged Property; and (b) pay all filing, registration, and recording taxes, fees, and charges incident to the preparation, execution, acknowledgment of any such instrument, and all federal, state and local taxes, dues, imposts, assessments and charges in connection with execution, delivery, filing, registration or recording of any such instrument.

         SECTION 2.03. Payment of Indebtedness. Mortgagor covenants to well and truty pay the Indebtedness, punctually, as and when due, in accordance with the Note and the other Security Instruments.

         SECTION 2.04. Compliance with Security Instruments. Mortgagor covenants to duly and punctually observe and perform all of the terms, covenants, conditions and provisions which Mortgagor is obligated to observe and perform pursuant to the Security Instruments.

         SECTION 2.05. Compliance with Ground Lease. Mortgagor covenants (a) to duly and punctually pay all rent and other sums required to be paid by Mortgagor under the Ground Lease directly to the Person entitled to receive the same thereunder; (b) to duly and punctually observe and perform all of the terms, covenants, conditions and provisions of the Ground Lease which Mortgagor is obligated to perform thereunder; (c) to do all things necessary to enforce, preserve and keep unimpaired the Leasehold Estate; (d) not to enter into any agreement amending, modifying, terminating or surrendering the Ground Lease or the Leasehold Estate without the consent of Mortgagee (except as required by its terms or pursuant to the Casino Expansion Agreement); (e) not to take any action (except with respect to options exercisable under the Operating Lease) or omit to take any action or give any notice, the taking or omission of which could have the effect of terminating or surrendering or permitting the termination or surrender of the Ground Lease or the Leasehold Estate; (f) to immediately notify Mortgagee of the receipt by Mortgagor of any notice of default under the Ground Lease and furnish to Mortgagee a copy of such notice of default, unless Mortgagee is the lessor under the Ground Lease; (g) to immediately notify Mortgagee upon learning of any condition that, with or without the giving of notice or the passage of time or both, might result in a default or event of default under the Ground Lease, unless Mortgagee is the lessor under the Ground Lease; (h) to immediately furnish to Mortgagee counterpart originals of all amendments or modifications to the Ground Lease entered into by Mortgagor, unless Mortgagee is the lessor under the Ground Lease; (i) to immediately furnish to Mortgagee copies of all notices given or received by Mortgagor pursuant to the Ground Lease; and (j) upon Mortgagee's request, to immediately furnish evidence reasonably satisfactory to Mortgagee that Mortgagor has complied with its covenants hereunder with respect to the Ground Lease and, in addition to the documents described in clauses (h) and (i) of this Section, to furnish copies of all communications, instruments and documents sent or received by Mortgagor with respect to the Ground Lease.

         SECTION 2.06. Compliance with Agreements. Mortgagor covenants (a) to daily and punctually make all payments required to be made under the Agreements by Mortgagor; (b) to duly and punctually observe and perform all of the terms, covenants, conditions and provisions of the Agreements to be observed or performed by Mortgagor; (c) to do all things necessary to enforce, preserve and keep unimpaired Mortgagor's estate and rights under the Agreements and the obligations under the Agreements of the other parties thereto; (d) except as provided in Section 6.03, not to, without the consent of Mortgagee, enter into, or consent to, any agreement amending, modifying or terminating any of the Agreements or surrendering any rights thereunder held by Mortgagor or reducing, releasing or discharging any of the other parties to any of the Agreements from any of their obligations thereunder or permitting any of said other parties to assign or transfer any of their rights or obligations thereunder; (e) not to take any action, or omit to take any action or give any notice, the taking or omission of which would have the effect of reducing, releasing or discharging any of the other parties to any of the Agreements from any of their obligations thereunder or which would have the effect of permitting any of said other parties to assign or transfer any of their rights or obligations thereunder; (f) to immediately notify Mortgagee of the receipt by Mortgagor of any notice of default under any of the Agreements and furnish to Mortgagee a copy of such notice of default; (g) to immediately notify Mortgagee upon learning of any condition that, with or without the giving of notice or the passage of time or both, might result in a default or event of default under any of the Agreements;
(h) to immediately furnish to Mortgagee counterpart originals of all amendments or modifications to any of the Agreements entered into, or consented to, by Mortgagor; (i) to immediately furnish to Mortgagee copies of all notices given or received by Mortgagor pursuant to any of the Agreements; and (j) upon Mortgagee's request, to immediately furnish evidence reasonably satisfactory to Mortgagee that Mortgagor has complied with its covenants hereunder with respect to the Agreements and, in addition to the documents described in clauses (h) and
(i) of this Section, furnish copies of all communications, plans, specifications, instruments and documents sent or received by Mortgagor with respect to any of the Agreements.

         SECTION 2.07 Compliance with Operating Lease. Mortgagor covenants (a) to duly and punctually observe and perform all of the terms, covenants, conditions and provisions of the Operating Lease which Mortgagor is obligated to perform therunder; (b) to do all things necessary to enforce, preserve and keep unimpaired Mortgagor's estate and rights under the Operating Lease; (c) not enter into any agreement amending, modifying, terminating or surrendering the Operating Lease or Mortgagor's estate or rights thereunder (except as required by its terms or pursuant to the Casino Expansion Agreement) without the consent of Mortgagee; (d) not to take any action (except with respect to options exercisable under the Operating Lease), or omit to take any action, or give any notice, the taking or omission of which could have the effect of terminating or surrendering or permitting the termination or surrender of the Operating Lease or Mortgagor's estate or rights thereunder; (e) to immediately notify Mortgagee of the receipt by Mortqagor of any notice of default under the Operating Lease and furnish to Mortgagee a copy of such notice of default, unless Mortgagee is the lessee thereunder; (f) to immediately notify Mortgagee upon learning of any condition that, with or without the giving of notice or the passage of time or both, might result in a default or event of default under the Operating Lease;
(g) to immediately furnish to Mortgagee counterpart originals of all ammendments or modifications to the Operating Lease entered into by Mortgagor, unless Mortgagee is the lessee thereunder; (h) to immediately furnish to Mortgagee copies of all notices given or received by Mortgagor pursuant to the Operating Lease; and (i) upon mortgagee's request, to immediately furnish evidence reasonably satisfactory to Mortgagee that Mortgagor has complied with its covenants hereunder with respect to the Operating Lease and, in addition to the documents described in clauses (g) and (h) of this Section, furnish copies of all communications, instruments and documents sent or received by Mortgagor with respect to the Operating Lease.

         SECTION 2.08. Compliance with Legal Requirements, Insurance Requirements and Permits. Mortgagor covenants (a) subject to Section 2.14, to duly and punctually comply with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Property; (b) to procure, maintain and, subject to Section 2.14, comply with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, use, operation or management of the Property or erection, installation, operation and maintenance of the Improvements; (c) to immediately notify Mortgagee of the receipt by Mortgagor of any notice that a Legal Requirement, Insurance Requirement or Permit has not been complied with and furnish to Mortgagee a copy of such notice of non-compliance; and (d) upon Mortgagee's request to promptly furnish evidence reasonably satisfactory to Mortgagee that Mortgagor has made all payments required to be made pursuant to, and has otherwise complied with, this Section.

         SECTION 2.09. Subordination to Superior Mortgages and Expansion Financing; Compliance with the Superior Mortgages. (a) Mortgagee hereby acknowledges that n and security interests created hereunder on the Mortgaged Property and its rights and remedies hereunder and under the Loan Agreement are, and shall, be subject and subordinate to (i) the liens and security interests held by the holders of the Superior Mortgages on the Mortgaged Property, now existing or hereafter arising or acquired, (to the extent, with respect to the First Mortgage only, such Mortgaged Property constitutes "Collateral" (as such quoted term is defined in the First Mortgage Loan Agreement) whether pursuant to the First Mortgage, the "Security Agreements" (as defined in the First Mortgage Loan Agreement), the the "Assignments" (as defined in such First mortgage Loan Agreement or otherwise), to the full extent of the Superior Mortgage Indebtedness (as hereinafter defined) and all rights and remedies, and any indebtedness, obligations and liabilities now or hereafter owed to, (a) the First Mortgagee under the First Mortgage, such Security Agreements and Assignments, the First Mortgage Loan Agreement and the First Mortgage Note and
(b) the holder of the Second Mortgage under the Second Mortgage, the note secured directly and any and all other documents or instruments given in connection therewith in each case as modified, renewed or supplemented from time to time, but only to the extent such indebtedness does not exceed as to principal $127,000,000 less an amount equal to the payments or prepayments under the Wraparound Mortgage and applied to the Superior Mortgages in accordance with the terms of the Loan Agreement (all such indebtedness, obligations and liabilities to the holders of the Superior Mortgages, hereinafter, the "Superior Mortgage Indebtedness"), (ii) any permitted mortgage refinancing or replacement of the Superior Mortgages but only to the extent the principal amount of any such refinancing or replacement does not exceed $127,000,000 less an amount equal to any payments or prepayments of principal under this Mortgage and (iii) any financing required pursuant to the terms of the Casino Expansion Agreement. Such subordination shall be automatically effective without further act of Mortgagee but Mortgagee agrees to confirm such subordination and at the request of the lender of any such financing or refinancing will execute any instrument or instruments subordinating this mortgage to any such financing or refinancing as such lender may reasonably request. Mortgagor agrees to provide Mortgagee with a copy of the documentation entered into in connection with such financing or refinanciang within 10 days after the execution and delivery thereof. Mortgagor covenants (b) to duly and punctually pay, or cause to be duly and punctually paid, all sums to be paid under the Superior Mortgages and the notes secured thereby directly to the Person entitled to receive the same thereunder; and (ii) to duly and punctually observe and perform, or cause to be duly and punctually observed and performed, all of the terms, covenants, conditions and provisions of the Superior Mortgages and the notes secured thereby.

         (b) Mortgagor covenants to comply with all of the terms and conditions of the Superior Mortgages other than those with respect to the payment of principal and interest due under the Superior Mortgages which payments Mortgagee has agreed to pay pursuant to the Loan Agreement.

         (c) Notwithstanding anything to the contrary contained herein, so long as any of the Superior Mortgage. Indebtedness remains outstanding, Mortgagee agrees that it will take no steps to enforce or exercise any of its rights or remedies with respect to such of the Morgaged Property which constitutes Collateral unless and until the holder of the First Mortgage has begun to proceed with the enforcement of its rights with respect to such Mortgaged Property; provided, however, that notwithstanding the foregoing, in the event that Mortgagee shall be Del E. Webb New Jersey, Inc., such Mortgagee may enforce its rights with respect to the Land and Improvements.

         (d) The priorities of the security interests and liens established, altered or specified herein are applicable irrespective of the time or order of attachment or perfection thereof, the method of perfection, the time or order of filing of financng statements or taking of possession, or the givng of or failure to give notice of the acquisition or expected acquisition of purchase money or other security intersts. The priorities of any security interests and liens which are not established, altered or specified herein shall exist and continue in accordance with the applicable provisions of law.

         SECTION 2.10. Payment of Impositions. Subject to Section 2.14, Mortgagor covenants (a) to duly and punctually pay or cause to be paid all Impositions on or before the date on which any fine, penalty, interest or cost may be added thereto for non-payment; (b) to pay all taxes of Mortgagor when and as due, including (i) any franchise, capital stock or similar taxes of Mortgagor, (ii) any income, excess profits or other taxes of Mortgagor determined on the basis of its income, receipts or revenues, and (iii) any estate, inheritance, succession, gift, capital levy or similar tax of Mortgagor;
(c) to immediately notify Mortgagee of the receipt by Mortgagor of any notice that an Imposition has nct been paid when due and furnish to Mortgagee a copy of such notice of non-payment; and (d) upon Mortgagee's request to immediately upon making payments of Impositions furnish evidence reasonably satisfactory to Mortgagee that Mortgagor has punctually paid the same as aforesaid and to promptly after receiving receipts for its payments of Impositions furnish copies of such receipts to Mortgagee. No owner of the Mortgaged Property shall be entitled to any,credit against the Indebtedness or the obligations secured hereby by reason of payment of any tax thereon.

         SECTION 2.11. Care of Property. Mortgagor covenants to keep and maintain, or cause others to keep and maintain the Property in good and clear order and condition, ordinary wear and tear excepted, and shall promptly make or cause others to make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. All repairs, replacements and renewals shall be substantially equal in quality to those existing as of the date hereof and shall be in good working condition.

         SECTION 2.12. Alterations and Additions. Mortgagor shall not remove or demolish or substantially alter any Improvements, except in connection with expenditures, sales and expansion permitted under the Superior Mortgages or the Casino Expansion Agreement, without the written consent of Mortgagee (which consent shall not be unreasonably withheld).

         SECTION 2.13. Liens. Mortgagor covenants that Mortgagor shall not directly or indirectly create or permit to be created or to remain, and shall discharge (except where created solely by the action or inaction of Mortgagee), any lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to the Mortgaged Property, other than (a) this Mortgage and the Operating Lease; (b) liens for Impositions not yet payable, or payable without the addition of any fine or penalty for nonpayment, or being contested as permitted by Section 2.14; (c) the Permitted Exceptions; and (d) liens of mechanics, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business or in the course of construction, alteration, addition, improvement or restoration of the Improvements, for sums which, under the terms of the related contracts, are not yet due or are being contested as permitted by Section 2.14.

         SECTION 2.14. Permitted Contests. Mortgagor, at its expense, after prior notice to Mortgagee may contest by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or lien therefor, any Legal Requirement, any Insurance Requirement or any liens of mechanics, materialmen, suppliers or vendors, provided that (a) in the case of liens of laborers, mechanics, materialmen, suppliers or vendors, or Impositions or liens therefor, such proceedings shall suspend the collection thereof from the Mortgaged Property, or any interest therein; (b) neither the Mortgaged Property nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of a Legal Requirement, Mortgagee would not be in any danger of any criminal liability or, unless Mortgagor shall have furnished a bond or other security therefor satisfactory to Mortgagee, any additional civil liability for failure to comply therewith, and the Property would not be subject to the imposition of any lien as a result of such failure which is not properly contested pursuant to this Section; (d) in the case of any Insurance Requirement, no insurance coverage required to be maintained pursuant to this Mortgage shall be cancelled or jeopardized; and (e) if reasonably required by Mortgagee, Mortgagor shall have furnished to Mortgagee a bond or other security satisfactory to Mortgagee.

         SECTION 2.15. Inspection. Mortgagee and its authorized representatives shall have the right to enter the Property at all reasonable times to make inspections thereof but shall be under no obligation to make any such inspections or to perform any act or do any thing with respect to the Property.

         SECTION 2.16. Indemnification by Mortgagor. Mortgagor shall protect, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Mortgagee or the Property during the term of this Mortgage, unless caused solely by the willful act or negligence of Mortgagee (except in an event where such negligence of Mortgagee occurs after Mortgagee has entered the Property following a default of Mortgagor) and unless caused by the acts or omissions of Mortgagee as lessee under the Operating Lease, by reason of (a) any accident or injury to or death of persons or loss of or damage to property occurring on or about the Property or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways; (b) any use or condition of the adjoining sidewalks, curbs, vaults and vault space if any, streets or ways; (c) any failure on the part of Mortgagor to perform or comply with any of the terms of the Security Instruments; or (d) any negligence or tortious act on the part of Mortgagor or any of its employees, agents, contractors, lessees, sublessees, licensees, permitees or invitees. In the event that any action, suit or proceeding is brought against Mortgagee by reason of any such occurrence, and upon Mortgagee's request, Mortgagor covenants to defend such action, suit or proceeding with counsel designated by Mortgagor or its insurance carrier and approved by Mortgagee, which approval shall not be unreasonably withheld if such counsel was designated by an insurance carrier.

                                   ARTICLE III

                        INSURANCE, DAMAGE AND DESTRUCTION

         SECTION 3.01. Insurance, Damage and Destruction. Mortgagor will keep, or cause others to keep, the Property insured against loss or damage by fire and other hazards, with loss payable to Mortgagee, all in accordance with Section
3.3 of the Loan Agreement and will deliver certificates or copies of said policy or policies to Mor*gagee; and in default thereof, Mortgagee may effect such insurance. Any amount so paid by Mortgagee to effect such insurance shall bear interest at the rate set forth in Section 2.5 of the Loan Agreement and shall be added to the amount of the Note and secured by these presents. Mortgagor hereby assigns to Mortgagee all right to demand and receive all money payable under any of said policies of insurance, and the rights to settle or compromise all claims exceeding $1,000,000 thereunder, subject to the rights of the First Mortgagee. In the event of loss or damage to the Property ("Casualty Loss"), Mortgagor shall give prompt notice thereof to Mortgagee. Mortgagee may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss or damage directly to Mortgagee instead of to Mortgagor and Mortgagee jointly.

         Mortgagor shall notify Mortgagee within thirty (30) days after any Casualty Loss as to whether or not it intends to repair or replace any portion of the Property affected by a Casualty Loss. Provided (a) a notice was given within said thirty (30) day period and (b) no Event of Default exists, any insurance proceeds actually received by Mortgagee shall after deducting therefrom any reasonable expenses incurred by Mortgagee in collecting or handling of such funds be held by Mortgagee in a separate repair fund (the "Repair Fund"), which Repair Fund shall be subject to a lien and security interest in favor of Mortgagee and which shall be within the exclusive control of Mortgagee, subject only to the terms of this mortgage.

         So long as no Event of Default exists and so long as Mortgagor proceeds promptly and diligently, Mortgagee shall release monies from the Repair Fund to reimburse Mortgagor for or pay for costs and expenses incurred in connection with any repair or replacement (such repair and replacement to restore the Property to the same quality and condition as existed before the Casualty Loss). Disbursement from the Repair Fund shall be made only in accordance with procedures reasonably established by Mortgagee (including, without limitation, requirements for the delivery to Mortgagee of lien waivers, in respect of work performed or materials supplied and/or evidence that the remaining proceeds are sufficient to complete such repair or replacement).

         To the extent that insurance proceeds shall not be committed to the Repair Fund, such proceeds shall be applied by Mortgagee to the prepayment of the Note as provided in Section 2.6 of the Loan Agreement. Notwithstanding the foregoing, if an Event of Default exists, any net proceeds of insurance or sums remaining in the Repair Fund may at the option of the Mortgagee be applied to the obligations secured hereby.

                                   ARTICLE IV

                                     TAKING

         SECTION 4.01. Taking. In the event of the Taking of the Property or any part thereof, any claims by Mortgagor against the "Award" (as such quoted term is defined in Section 4.02 hereof), or any portion of the Award, shall be subject to the lien of this Mortgage, and all rights to damages of Mortgagor are hereby assigned to Mortgagee to the extent of the Indebtedness, Mortgagor, however, having the right to appeal the Award to the courts of competent jurisdiction; Provided, however, that if (a) Mortgagee in the good faith exercise of its discretion believes that (i) replacement improvement can be undertaken so that the Property can be of equal utility and value before such condemnation or (ii) in case of partial condemnation of the Property, it is feasible to restore the remainder of the Property for comparable use, (b) can comply in all respects with the Act, and (c) no Event of Default exists, any net proceeds of the award received by Mortgagee shall be deposited in the Repair Fund and disbursed in accordance with Section 3.01 hereof as if they were insurance proceeds. If the conditions set forth in (a)(i) or (ii), (b) and (c) above are not met, any Awards received by Mortgagee may be applied to the Indebtedness.

         SECTION 4.02. Award. As used herein, the term "Award" means any award or payment to which Mortgagee or Mortgagor may be or become entitled by reason of any Taking of the Property, including all amounts paid pursuant to any agreement with any condemning authority which has been made in settlement of any proceeding relating to a Taking, less the reasonable costs and expenses of Mortgagee and Mortgagor in collecting such award or payment, which costs and expenses shall be paid out of such award or payment. Subject to the rights of the holder of the First Mortgage, all Awards shall be, and hereby are, assigned to Mortgagee, and Mortgagor covenants to pay all Awards, or cause the same to be paid, to Mortgagee to be held by Mortgagee, without interest or trust, except as required by applicable law, for application as provided in Section 4.01.

                                    ARTICLE V

                                     DEFAULT

         SECTION 5.01. Events of Default; Acceleration of Indebtedness; Remedies. If any one or more of tt ing events (each an "Event of Default') shall occur:

         (a) Mortgagor shall fail to pay, as and when due, and after the expiration of any grace period, any amount of the Indebtedness payable pursuant to the Security Instruments, except for such payments of principal and interest under the Note as Mortgagor shall suspend pursuant to Section 2.11 of the Loan Agreement;

         (b) Mortgagor shall fail to perform or comply with any term, covenant or condition of the Security Instruments, other than those described in clauses
(a) and (c) through (k) of this Section, and Mortgagor shall not, within 60 days after Mortgagee shall have given written notice thereof to Mortgagor, commence with due diligence and dispatch the curing of such default, or if Mortgagor shall, within such period, commence with due diligence and dispatch the curing of such default and shall thereafter fail or neglect to prosecute and complete with due diligence and dispatch the curing of such default;

         (c) default by mortgagor for more than 45 days after written demand by Mortgagee (i) in the payment, as and when due, of any Imposition for which deposits have not been made pursuant to Section 2.09 subject to the right to contest the same pursuant to Section 2.14; (ii) in making, as and when required, any deposit required to be made pursuant to said Section; or (iii) after demand, in furnishing evidence showing payment of Impositions as required pursuant to
Section 2.10;

         (d) default by Mortgagor for more than 10 days after request by Mortgagee (i) in providing, or maintaining in effect, the insurance policies and coverage required pursuant to Article III; or (ii) in providing evidence of such coverage as required pursuant to Section 3.01; or if, after application of Mortgagee, two or more casualty insurance companies doing business in the state in which the Property is located refuse to issue policies insuring the Property;

         (e) upon the commencement of any restoration, alteration, addition, demolition or removal of any part of the Property except as permitted by Section 2.12;

         (f) default by Mortgagor for 10 days after request by Mortgagee, in furnishing a statement of the amount of the Indebtedness then due and whether any offsets or defenses exist against the Indebtedness as required pursuant to
Section 6.02;

         (g) the assignment by Mortgagor of any of the Rents, insurance proceeds or Awards, or its intertest in the Operating Lease, to anyone other than Mortgagee or the holders of the Superior mortgages;

         (h) should an action be instituted for the foreclosure of any lien prior to this Mortgage affecting the mortgaged Property (including either of the Superior Mortgages) or for the foreclosure of any other mortgage on the Mortgaged Property;

         (i) any representation made in writing by or on behalf of Mortgagor in connection with the Indebtedness or the Security Instruments shall be false or incorrect in any material respect when made;

         (j) a default or an event of default by Mortgagor shall occur under the Ground Lease, the Operating Lease or the Agreements and be continuing after the expiration of any applicable grace or cure period specifically provided therein;

         (k) the Ground Lease or the Operating Lease shall be amended or modified without the consent of Mortgagee or be terminated or expire (except for the expiration of the Operating Lease by its terms and except as required by their terms or pursuant to the Casino Expansion Agreement);

         (l) a court of competent jurisdiction enters a decree or order for relief in respect of Mortgagor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official (hereinafter collectively referred to as "receiver or trustee") of Mortgagor or for any substantial part of Mortgagor's property, or ordering the winding-up or liquidation of Mortgagor's affairs and such decree or order shall remain unstayed and in effect for a period of 120 consecutive days; or should Mortgagor commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver or trustee of Mortgagor or for any substantial part of Mortgagor's property, or make any general assignment for the benefit of creditors, or fail generally to pay Mortgagor's debts as they become due or take action in furtherance of any of the foregoing;

         (m) there shall be an attachment of, execution against, or other legal process with respect to any of the Mortgaged Property which is not properly contested as provided in Section 2.15 within 15 days of such attachment, execution or other legal process; or

         (n) Mortgagor shall transfer the mortgaged Property or any part thereof or interest therein without the consent of Mortgagee, except as permitted or required pursuant to the Ground Lease or Operating Lease; or

then and in any such Event of Default (regardless of the pendency of any action or proceeding which has or might have the effect of preventing Mortgagor from complying with the terms, covenants or conditions of this Mortgage), Mortgagee, subject to Section 6.05(a), may at any time thereafter:

         (1) (Acceleration) declare the entire Indebtedness secured hereunder or secured hereby, without presentment, demand, protest or notice of any kind, all of which are hereby waived, to be forthwith due and payable, whereupon the same shall become immediately due and payable, and Mortgagee may immediately, and without expiration of any period of grace, enforce payment of all sums owed to it under any of the Security Instruments and exercise any and all other remedies granted to it under any of the Security Instruments or under any applicable law.

         (2) (Entry; Receiver) irrespective of whether Mortgagee exercises any other option provided for herein, in person or by agent or by court-appointed or other receiver enter upon, take possession of, manage and operate the Mortgaged Property and do all things necessary or appropriate in Mortgagee's sole discretion in connection therewith to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Mortgagor, suing for or otherwise collecting and receiving the Rents, including those past due and unpaid, and applying the same less costs and expenses of operation and collection, including reasonable attorney's fees, upon any Indebtedness and liability secured hereby, and in such order as Mortgagee may determine. Upon request of Mortgagee, Mortgagor shall assemble and make available to Mortgagee at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom. The entering upon and taking possession of the Mortgaged Property, the collection of any Rents and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property by Mortgagee, Mortgagor or a receiver, and the collection, receipt and application of the Rents, Mortgagee shall be entitled to exercise every right provided for in this mortgage or by law or in equity upon or after the occurrence of a default, including the right to exercise the power of sale. Any of the actions referred to in this Section may be taken by Mortgagee without regard to the adequacy of the security for the Indebtedness hereby secured. Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of the Mortgagor or any other person who may be legally or equitably liable to pay monies secured hereby and the Mortgagor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver.

         (3) (Judicial Action) bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof or any other legal or equitable remedy Mortgagee shall elect.

         (4) (Power of Sale) elect to cause the Mortgaged Property to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property hereunder shall be conducted in any manner permitted by the New Jersey Commercial Code. Should Mortgagee elect to sell the Mortgaged Property, which is real property or which Mortgagee has elected to treat as real property as provided above, Mortgagee shall give such notice of default and election to sell as may be herein provided for and as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any further demand on Mortgagor, Mortgagee, at the time and place specified in the notice of sale, shall sell real property at public auction to the highest bidder for cash in lawful money of the United States. Mortgagee may from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots, parcels or items of property, Mortgagee may designate the order in which such lots, parcels or items shall be offered for sale or sold. Any person, including Mortgagor or Mortgagee, may purchase at any sale hereunder, and Mortgagee shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured. Should Mortgagee desire that more than one sale or other disposition of the Mortgaged Property be conducted, Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Mortgagee may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Mortgage on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid. Upon any sale hereunder, Mortgagor and Mortgagee, if required by applicable law, shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds executed pursuant to the power of sale of compliance with all requirements of law regarding the mailing of copies of notices or the publication of a copy of the notice of default or the personal delivery of the copy of the notice of default or the posting of copies of the notice of sale or the publication of a copy thereof shall constitute prima facie evidence of compliance with such requirements and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value and without notice and in favor of such other Persons and as to such other matters as may hereafter be permitted by applicable law.

         SECTION 5.02. Proceeds of Sale. The proceeds of any sale made under or by virtue of this Article V, together with all other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article V or otherwise, subject to Section 6.05(a), shall be applied as follows:

         First: to the payment of the costs, fees and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Mortgagee, its agents and counsel, together with interest on each such amount for each day from the date of such advance or disbursement until paid by Mortgagor at the rate of 14% per annum or the rate set forth in
Section 2.5 of the Loan Agreement, whichever is higher, but in no event higher than the highest rate permitted by applicable law (the "Involuntary Rate").

         Second: to the payment of any and all sums expended by Mortgagee pursuant to the Security Instruments, not then repaid, and all other sums required to be paid by Mortgagor pursuant to any provisions of the Security Instruments, including all expenses, liabilities, advances and disbursements made or incurred by Mortgagee pursuant to the Security Instruments or in connection with the enforcement thereof, together with interest on each such amount for each day from the date of such advance or disbursement until paid by Mortgagor at the Involuntary Rate.

         Third: to the payment of the entire Indebtedness or liability of Mortgagor secured by the Security Instruments then due, owing or unpaid in such order as Mortgagee may determine, including all interest thereon.

         Fourth: the remainder, if any, to the Person or Persons legally entitled thereto.

         SECTION 5.03. Waiver of Marshalling. Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases, to the extent permitted by applicable law, all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any Indebtedness marshalled upon any foreclosure of this mortgage or of any other security for any of said Indebtedness.

         SECTION 5.04. Remedies Cumulative and Non-Waiver. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or now or hereafter existing at law, in equity or by statute, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. If there exists additional security for the performance of the obligations secured hereby, Mortgagee, at its sole option and without limiting or affecting any of its rights or remedies to which it may be entitled hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts held by Mortgagee at any time as additional security hereunder whether pursuant to Section 3.01 or 4.01 or otherwise, to any Indebtedness shall not extend or postpone the due dates of any payments due from Mortgagor under any of the Security Instruments, or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

         SECTION 5.05. Interest. All payments of Indebtedness and other sums payable hereunder not paid prior to the time that such non-payment creates any Event of Default hereunder shall bear interest at the Involuntary Rate from their respective due dates until paid, provided that this shall in no way limit, lessen or affect any breach or default by Mortgagor.

         SECTION 5.06. Costs of Collection and Litigation. (a) Should this Mortgage or the Note be fore-closed or collected as provided herein, or in bankruptcy, receivership or other court proceeding, or be referred to attorneys for foreclosure or collection after an Event of Default, Mortgagor shall pay all costs of collecting or attempting to collect any sums due hereunder or pursuant to the Note, including attorneys' fees and expenses but, in any such action or proceeding to foreclose this Mortgage or the Note, or to recover or collect the Indebtedness, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

         (b) Should any action or proceeding be commenced to which Mortgagee is made a party or in which it becomes necessary, in the opinion of Mortgagee's counsel, to defend or uphold the lien of this Mortgage, all sums expended by any Mortgagee including reasonable counsel fees, shall be paid by Mortgagor, together with interest thereon at the Involuntary Rate, and any such sum shall be a further lien on the Mortgaged Property prior to any subsequently attaching or accruing claim or interest and shall be deemed secured by this Mortgage.

         SECTION 5.07. Waiver of Defense. In any proceeding to enforce the rights of Mortgagee hereunder, Mortgagor will not, to the extent permitted by applicable law, claim or take advantage of any stay or extension or moratorium law, or any law providing for the evaluation or appraisal of Mortgagor's interest in the Mortgaged Property prior to any sale thereof. Mortgagor waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshalled upon any foreclosure hereof.

         SECTION 5.08. Modification of Security Instruments. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any Indebtedness or for performance of any obligation contained herein, and without affecting the rights of Mortgagee, with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note and without notice or consent: (a) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying, or otherwise dealing with the lien or charge hereof;
(c) exercise or refrain from exercising or waive any right Mortgagee may have;
(d) accept additional security of any kind; and (e) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Mortgaged Property.

         SECTION 5.09. Security Agreement. This Mortgage shall also be considered to be and shall be construed as a security agreement with respect to any property described herein which is not real property. Upon default hereunder and acceleration of the indebtedness pursuant to the provisions hereof, Mortgagee may at its discretion require Mortgagor to assemble the collateral and make it available to the Mortgagee at a place reasonably convenient to both parties to be designated by the Mortgagee. Mortgagee shall give Mortgagor written notice of the time and place of any public sale of any of the collateral or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to Mortgagor at least five days before the time of the sale or other disposition, which provisions for notice Mortgagor agrees are reasonable.

         SECTION 5.10. Compromise Without Notice. Any action, suit or proceeding brought by Mortgagee or any other holder of the Note pursuant to this mortgage or otherwise, and any claim made by any such person under this mortgage or otherwise, may be compromised, withdrawn or otherwise dealt with by such person without notice to or approval of Mortgagor.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01. Notices. (a) All notices and other communications required or permitted to be given hereunder shall be in writing and mailed by certified or registered mail, return receipt requested, or sent by telegram, or delivered, and addressed as hereinafter provided. Except as otherwise specified herein, the time period in which a response to any notice must be made, if any, shall commence to run from the date of receipt, refusal, or attempted delivery on the return receipt of the notice. Any party listed below may change its address under this Section by notice to the other parties listed below. Until further notice, notices and other communications hereunder shall be addressed as follows:

         If to Mortgagor:

                           Atlantic City Boardwalk Associates, L.P.
                           The Claridge Hotel and Casino
                           Indiana Avenue and the Boardwalk
                           Atlantic City, New Jersey 08401

                           Attn: Managing General Partner

         If to Mortgagee:

                           The Claridge at Park Place, Incorporated
                           The Claridge Hotel and Casino
                           Indiana Avenue and the Boardwalk
                           Atlantic City, New Jersey 08401

                           Attn: President

provided that the delivery of any notice or other communication to the additional addressees listed for copies thereof shall not be required in order for such notice or other communication to be effective and to be deemed delivered.

         (b) The address listed for Mortgagee above shall be the address at which payments of Indebtedness and other sums payable to Mortgagee hereunder shall be made. Mortgagee may change the address at which payments to Mortgagee hereunder shall be made by notice to mortgagor, and the address of Mortgagee at which payments to Mortgagee hereunder shall be made may be different from Mortgagee's address for notices and other communications hereunder.

         SECTION 6.02. Estoppel Certificates. Mortgagor agrees, at any time and from time to time prior to payment in full of the Indebtedness, upon not less than 10 days' prior notice by Mortgagee, to execute, acknowledge and deliver to Mortgagee or any proposed assignee of this Mortgage a certificate stating (a) that this Mortgage is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) amount of the Indebtedness due under the Note and the other Security Instruments; (c) whether or not to the best knowledge of the signer of such certificate mortgagor is in default in performance of any term, covenant or condition contained in this Mortgage and, if so, specifying each such default of which the signer may have knowledge; (d) whether or not to the best knowledge of the signer of such certificate Mortgagor has any offsets, counterclaims or defenses to the payment of indebtedness and other charges payable hereunder and if so, specifying each such offset, counterclaim or defense of which the signer may have knowledge; and (e) as to such other matters may be reasonably requested by the party requesting such Certificate, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of interest of Mortgagee or any grantee thereof, or any prospective assignee thereof, or by any prospective assignee of the Mortgaged Property.

         SECTION 6.03. Amendment, Modification, Acceptance or Surrender. No amendment, modification, termination or surrender of this mortgage, any of the other Security Instruments, the Agreements or surrender of the Mortgaged Property or any interest therein by Mortgagor shall be valid or effective unless agreed to and accepted in writing by Mortgagee, and no act by any representative or agent of Mortgagee, other than such a written agreement and acceptance by Mortgagee, shall constitute an agreement thereto or acceptance thereof.

         SECTION 6.04. No Waiver by Mortgagee. No failure by Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a default under this Mortgage, and no acceptance of Indebtedness during the continuance of any such default, shall constitute a waiver of any such default or of any such term. No waiver of any default shall affect or alter this Mortgage, which shall continue in full force and effect, or the rights of Mortgagee with respect to any other then existing or subsequent default.

         SECTION 6.05. Severability; Invalidity of Certain Provisions. (a) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

         (b) If any term or provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Mortgage, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and be enforced to the fullest extent permitted by law.

         SECTION 6.06. No Merger. There shall be no merger of this mortgage with the fee estate in the Land by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Mortgage and the fee estate in the Land, or of this Mortgage with the Leasehold Estate by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Mortgage and the Leasehold Estate, unless and until any such Person and all other Persons having any interest in the Property shall join in a written instrument effecting such merger and shall duly record the same.

         SECTION 6.07. No Waste. Mortgagor covenants not to do or suffer any waste or damage, disfigurement or injury to the Improvements or the Personal Property.

         SECTION 6.08.  Intentionally omitted.

         SECTION 6.09. Successors and Assigns. This Mortgage shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 6.10. Right to Perform Mortgagor's Covenants. After notice to Mortgagor and upon the occurrence of an Event of Default, Mortgagee may but shall not be obligated to, make any payment or perform any act required hereunder to be made or performed by Mortgagor with the same effect as if made or performed by Mortgagor, provided that such performance by Mortgagee on behalf of Mortgagor shall not as between Mortgagor and Mortgagee waive or release Mortgagor from any obligation or default hereunder. Mortgagor hereby grants Mortgagee the right to enter the Property at all reasonable times for the purpose of performing any act which Mortgagee is entitled to perform hereunder, provided that no entry by Mortgagee upon the Property for such purpose shall constitute or be deemed to constitute possession of the Property by Mortgagee, and no such entry shall waive or release Mortgagor from any obligation or default hereunder. All sums paid, and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with the making of any such payment or the performance of any such act shall be immediately due from Mortgagor without waiver of any right of Mortgagee arising out of Mortgagor's breach of its covenants hereunder, and shall constitute additional Indebtedness payable by Mortgagor hereunder and bear interest to the extent permitted by applicable law at the Involuntary Rate until paid.

         SECTION 6.11. Business Purpose. It is specifically understood and agreed that the Indebtedness is incurred solely for a business purpose and not a personal, family, household or agricultural purpose.

         SECTION 6.12. No Assumption by Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request, express or implied, by Mortgagee (a) for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property, or (b) as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in such fashion as would permit the making of any claim against Mortgagee in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of such materials or other property is superior to this Mortgage. Neither this Mortgage nor any action or inaction on the part of Mortgagee shall constitute an assumption on the part of Mortgagee of any obligation under the Agreements or under the Ground Lease or Operating Lease.

         SECTION 6.13. No Partnership. Nothing in this Mortgage shall be construed as making the parties hereto partners, joint venturers, members of a joint enterprise or, except as otherwise provided herein, as rendering either of said parties liable for the debts or obligations of the other.

         SECTION 6.14. Non-Recourse. Neither Mortgagor nor any partner of Mortgagor shall be personally liable to Mortgagee for the non-payment of any Indebtedness the Mortgagee's recourse being expressly limited to the Mortgaged Property; provided, however, that nothing contained in this Mortgage or the Loan Agreement shall limit, restrict or impair the rights of Mortgagee to accelerate the maturity of the Note and all other Indebtedness upon the occurrence of an Event of Default, to bring suit and obtain a judgment against Mortgagor or its general partners on the Note and such other Indebtedness of Mortgagor under this Mortgage and the Note (so long as neither the Mortgagor nor its partners shall have any personal liability upon any such judgment except to the extent of its interest in the Mortgaged Property and the satisfaction thereof shall be limited to the Mortgaged Property) or to exercise all rights and remedies provided in this Mortgage; the other Security Interests or otherwise to realize upon the Mortgaged Property.

         SECTION 6.15. Statute of Limitations. To the extent permitted by applicable law, the pleading of any statute of limitations as a defense to any and all obligations secured by this Mortgage is hereby waived. In the event that the foregoing waiver has expired because of the provisions of applicable law, Mortgagor covenants, upon the request of Mortgagee, to again waive the pleading of any statute of limitations as a defense to any and all obligations secured by this Mortgage to the extent permitted by applicable law.

         SECTION 6.16. Consent; Delegation to Sub-agents. The granting or withholding of consent by Mortgagee to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon

Mortgagee hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Mortgagee may elect in its sole discretion to exercise such power itself or to delegate such power to one or more sub-agents.

         SECTION 6.17. Covenants to Run with the Land and Leasehold Estate. All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the Land and Leasehold Estate and shall apply to, bind and insure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Mortgagor and the endorsees, transferees, successors and assigns of Mortgagee. In the event Mortgagor is composed of more than one party, the obligations, covenants, agreements and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

         SECTION 6.18.  Intentionally Omitted.

         SECTION 6.19. Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 6.20. Governing Law. This Mortgage and the transactions described herein shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.

         IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this Mortgage and Security Agreement to be duly executed as of the date first above written.

                                       Mortgagor:

                                       ATLANTIC CITY BOARDWALK
                                         ASSOCIATES, L.P.
WITNESS:


                                       By: /s/ ROBERT K. SWANSON
- ---------------------------               ------------------------------------
Name:                                     Name: Robert K. Swanson
                                          Title: Managing General Partner

         Mortgagee is executing this Mortgage for the sole purpose of acknowledging and agreeing to the provisions of Section 2.09 hereof.

[corporate seal]                       CLARIDGE LIMITED
                                          By Del E. Webb New Jersey, Inc.,
                                             managing general partner

                                       By /s/ WILLIAM M. DOUGALL
                                          ------------------------------------
                                          Name: William M. Dougall
                                          Title: President

         Mortgagor hereby acknowledges receipt of a true copy of the within instruments.

                                       Mortgagor:

                                       ATLANTIC CITY BOARDWALK
                                         ASSOCIATES, L.P.

WITNESS:


                                       By /s/ ROBERT K. SWANSON
- ---------------------------              -------------------------------------
Name:                                    Name: Robert K. Swanson
                                         Title: Managing General Partner

STATE OF NEW YORK
                             Ss.:
COUNTY OF NEW YORK


                  BE IT REMEMBERED, that on this 30th day of October, 1983, before me, the subscriber, a Notary Public of the State of New York, personally appeared William M. Dougall, President of Del E. Webb New Jersey, Inc., a New Jersey corporation which is the managing general partner in Claridge Limited, a limited partnership, and he thereupon acknowledged that he signed the foregoing instrument as such officer, that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors, and as the voluntary act and deed of Claridge Limited, a limited partnership.


                                           -------------------------------
                                                   Notary Public

My Commission Expires:

STATE OF NEW YORK
                             Ss.:
COUNTY OF NEW YORK

         BE IT REMEMBERED, that on the 30th day of October, 1983, before me, the subscriber, a Notary Public of the State of New York personally appeared Robert
K. Swanson, managing general partner of Atlantic City Boardwalk Associates, L.P., a limited partnership, who, I am satisfied, is the person who has signed the within instrument; and having first made known to me the contents thereof, he thereupon acknowledged that he signed, seal and delivered the said instrument as his voluntary act and deed and as the voluntary act and deed of Atlantic City Boardwalk Associates, L.P., a limited partnership.



                                           --------------------------------
                                                   Notary Public

My Commission Expires:

                                   Schedule A

                                   Description


ALL that certain land and premises situate in the City of Atlantic City, County of Atlantic and State of New Jersey, bounded and described as follows:

TRACT #1 - BEGINNING at a point in the Easterly line of Indiana Avenue 150 feet Southwardly of the Southerly line of Pacific Avenue; and extending thence

(1)    Eastwardly parallel with Pacific Avenue 155 feet; thence

(2)    Southwardly parallel with Indiana Avenue 50.1 feet; thence

(3) Westwardly parallel with Pacific Avenue 155 feet to the Easterly line of Indiana Avenue; thence

(4)    Northwardly along the same 50.1 feet to the point and place of beginning.

BEING known as 111 and 113 South Indiana Avenue.

TRACT #2 - BEGINNING at a point in the Westerly line of Indiana Avenue 150 feet Southwardly of the Southerly line of Pacific Avenue; and extending thence

(1)    Southwardly along the Westerly line of Indiana Avenue 300 feet; thence

(2) Westwardly at right angles to Indiana Avenue 138.10 feet to the Easterly line of Park Place; thence

(3)    Northwardly along the same 300 feet; thence

(4) Eastwardly at right angles to Park Place 138.10 feet to the Westerly line of Indiana Avenue and point and place of beginning.

TRACT #3 - BEGINNING at a point in the Easterly line of Ohio Avenue 200 feet Southwardly of the Southerly line of Pacific Avenue; and extending thence

(1) Eastwardly parallel with Pacific Avenue 145.6 feet to the Westerly line of Park Place; thence

(2)    Southwardly along the same 150 feet; thence

(3) Westwardly parallel with Pacific Avenue 145.6 feet to the Easterly line of Ohio Avenue; thence

(4)    Northwardly along the same 150 feet to the point and place of beginning.

In Compliance with Chapter 157, Laws of 1977 premises situate herein are known as Lots #8 and 9, Lot #16, in Block #31 and Lot #35 in Block #30 on the tax map of the above City.

                                   SCHEDULE B
                             The Superior Mortgages


1. The first mortgage dated as of the date hereof made by Claridge Limited to First National State Bank in the original principal amount of $80,000,000 intended to be recorded immediately prior to the recording of this Mortgage (the "First Mortgage") and that certain loan agreement dated as of the date hereof made between Claridge Limited and First National State Bank in connection with the First mortgage (the "First Mortgage Loan Agreement").

2. The purchase money second mortgage and security agreement dated as of the date hereof made by Mortgagor to Claridge Limited in the original principal amount of $47,000,000 intended to be recorded immediately prior to the recording of this Mortgage and that certain purchase money loan agreement dated as of the date hereof made between Mortgagor and Claridge Limited in connection therewith.

                                   SCHEDULE C

                               (the "Agreements")


I.    "Licenses"

      1.     License Agreement dated October 27, 1983 to J&P Studio Corp.

      2.     License Agreement dated October 13, 1982, assigned to Host
             International.

II.   "Purchase Order"

      1. Purchase Order #CL 34249 Craig Testing Lavoratories, Inc. weekly lab testing of swimming pool and two whirlpools

III.  "SERVICE CONTRACTS"


ITEM A - LABOR CONTRACTS

      1.     National Brotherhood of Painters and Allied Trades Local Union No.
             277. Effective May 1, 1982 through April 30, 1987

      2. Local 68-68A-68B International Union of Operating Engineers. Effective May 1, 1982 through April 30, 1987

      3. Carpenter's District Council of South Jersey Local Union No. 623. Effective May 1, 1982 through April 30, 1987

ITEM B - SERVICE CONTRACTS

      1.     Airways Cleaning (commercial cleaning kitchen ductwork)

      2.     Atlantic County Industrial (four odor counteractants)

      3.     Walt Butler (electronic security and surveillance equipment)

      4.     Centronics Computer Corp. (6080 line printer)

      5.     General Electric (service contract)

      6.     General Elevator (elevator and escalator maintenance)

      7. IBM Corporation (lease of copier, collator and maintenance agreement on typewriters, series I computer equipment service agreement)

      8.     Monroe Systems (maintenance agreement calculators)

      9. Moore Business Forms, Inc. (maintenance agreement decollator and imprinter detacher)

      10. Motorola Communications (service agreement for Facilities communications equipment)

      11.    Orkin Exterminating (pest control)

      12.    Pitney Bowes (equipment maintenance postage equipment)

      13.    Schiff-Charney (maintenance Olympia typewriters)

      14.    Simplex Time Recorder (fire alarm service)

      15.    S-T Fire Protection (inspection service contract)

      16.    York Division of Borg Warner (air conditioning units maintenance)

                                   Schedule D

                             (Permitted Exceptions)

1.    Building restrictions as in Deed Book 46 page 29.

2.    Building restrictions as in Deed Book 72 pages 655 and 658.

3. Building restrictions as in Deed Book 74 page 544; Deed Book 75 page 699 and Deed Book 84 page 474 and 476.

4.    Building restrictions as in Deed Book 73 page 7.

5.    Building restrictions as in Deed Book 76 page 41.

6.    Rights granted to the Atlantic City Electric Company in Deed Book 969 page
      124.

7.    Rights granted to the Atlantic City Electric Company in Deed Book 939 page
      384.

8.    Rights granted to Atlantic City Electric Company in Deed Book 939 page
      206.

9. Mortgage dated as of the date hereof made by Grantor to First National State Bank in the original principal amount of $80,000,000 intended to be recorded immediately prior to the recording of this Deed of Improvements.

10. Purchase Money Second Mortgage and Security Agreement dated as of the date hereof made by Grantee and Grantor to Grantor in the original principal amount of $47,000,000 intended to be recorded simultaneously herewith.

11.   License of Gift Shop to Host International dated 10/13/82.

12.   Lease of Hair Salon to J & P Hair Studio Corp dated 10/27/83.

13. UCC-1 Financing Statement No. 640764 filed 8/24/81 for for the benefit of American Best Coffee, Inc.

14.   The Operating Lease.